Exhibit 10.4

EXECUTION COPY

AWARD AGREEMENT

for

STOCK-SETTLED STOCK APPRECIATION RIGHTS

(75,000 SSARs)

THIS AWARD AGREEMENT (the “Agreement”), effective as of June 15, 2009 (the “Grant Date”), is made by and between RENTRAK CORPORATION, an Oregon corporation (“Corporation”), and WILLIAM P. LIVEK, an employee of Corporation (“Employee”):

RECITALS

A. Corporation wishes to afford Employee the opportunity to acquire Shares of its $.001 par value Common Stock (the “Common Stock”).

B. Corporation has adopted the 2005 Stock Incentive Plan of Rentrak Corporation (the “Plan”).

C. The Committee appointed to administer the Plan has determined that it would be to the advantage and best interests of Corporation and its shareholders to grant the Stock-Settled Stock Appreciation Rights (the “SSARs”) provided for in this Agreement to Employee as an inducement to accept employment as Chief Executive Officer of Corporation and as an incentive to provide high quality services during such employment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1. GRANT OF SSARS

1.1 Grant of SSARs. In consideration of Employee’s agreement to become an employee of Corporation or its Subsidiaries and for other good and valuable consideration, effective as of the date of this Agreement, Corporation irrevocably grants to Employee 75,000 SSARs on the terms and conditions set forth in this Agreement.

1.2 Base Price. The base price of the SSARs is $14.50 per SSAR (the “Base Price”), subject to adjustment as provided in Section 13 of the Plan.

1.3 Consideration to Corporation. In consideration of the grant of the SSARs by Corporation, Employee agrees to render faithful and efficient services to Corporation or any Subsidiary, with such duties and responsibilities as set forth in Employee’s employment agreement with Corporation. Nothing in this Agreement or the Plan confers upon Employee any right to continue in the employ of Corporation or any Subsidiary or will interfere with or restrict in any way the rights of Corporation and its Subsidiaries, which are expressly reserved, to discharge Employee at any time for any reason whatsoever, with or without cause, except as provided in Employee’s employment agreement with Corporation.

1.4 Cause and Good Reason. For purposes of this Agreement, “Cause” and “Good Reason” for termination of employment have the meanings set forth in Employee’s employment agreement.

1.5 Adjustments to SSARs. The SSARs are subject to adjustment as provided in Section 13 of the Plan.

2. PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability.

(a) Unless the SSARs are otherwise terminated or the time of their exercisability is accelerated in accordance with this Agreement, the SSARs may be exercised from time to time beginning on the dates indicated up to the following limits (including any SSARs previously exercised pursuant to this Agreement):

(i) Beginning April 1, 2010 – 18,750 SSARs;

(ii) Beginning April 1, 2011 – an additional 18,750 SSARs;

(iii) Beginning April 1, 2012 – an additional 18,750 SSARs; and

(iv) Beginning April 1, 2013 – 100 percent of the SSARs.

(b) Notwithstanding Section 2.1(a), if Employee’s employment is terminated by Corporation without Cause or by Employee for Good Reason, the SSARs will become exercisable, to the extent they are not then exercisable, as to the installment scheduled to become exercisable in the calendar year in which termination of Employee’s employment occurs and the installment scheduled to become exercisable in the following calendar year. Acceleration of vesting under this Section 2.1(b) is conditioned upon execution of the release described in Section 6.2 of the Employee’s employment agreement.

(c) Notwithstanding Section 2.1(a), the SSARs will become fully and immediately exercisable if an event occurs on or after six months following the Grant Date that constitutes a Change in Control of Corporation before the SSARs expire pursuant to Section 2.3. If the Change in Control occurs before six months have elapsed following the Grant Date, an aggregate of 37,500 SSARs will become fully and immediately exercisable, and the remaining SSARs shall terminate and be unexercisable. For purposes of this Agreement, “Change in Control” is defined as the first occurrence of any of the following:

(i) Any person (including any individual, corporation, limited liability company, partnership, trust, group, association, or other “person,” as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing more than 50 percent of the combined voting power of Corporation’s then outstanding securities;

(ii) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Corporation’s then incumbent Board; or

(iii) The shareholders of Corporation approve (i) a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities (defined as all issued and outstanding securities ordinarily having the right to vote at elections of Corporation’s directors) of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50 percent or more of the combined voting power of the Voting Securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, (ii) a plan of complete liquidation of Corporation, or (iii) an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

(d) No portion of the SSARs which are unexercisable upon termination of Employee’s employment with Corporation or any Subsidiary will subsequently become exercisable.

2.2 Duration of Exercisability. Once the SSARs become exercisable pursuant to Section 2.1, they will remain exercisable until they become unexercisable under Section 2.3.

2.3 Expiration of SSARs. To the extent the SSARs have previously become exercisable, they may not be exercised to any extent by anyone after the first to occur of the following events:

(a) June 15, 2019;

(b) Immediately upon termination of Employee’s employment with Corporation or any Subsidiary for Cause;

(c) One year following Employee’s death or disability;

(d) Six months following termination of employment for any reason other than Cause, death, or disability; or

(e) On the date specified in Section 2.4(b) in connection with a Terminating Event (as that term is defined in Section 2.4(b)).

2.4 Adjustments to and/or Cancellation of the SSARs.

(a) Neither (i) the issuance of additional shares of stock of Corporation in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of Corporation into Common Stock, will be deemed to require an adjustment in the SSARs or in the base price of the SSARs pursuant to Section 13 of the Plan. In the event the Committee determines that an event has occurred affecting Corporation such that an adjustment to the SSARs under Section 13 of the Plan should be made but that it is not practical or feasible to make such an adjustment, such event will be deemed a Terminating Event subject to the following subsection.

(b) Subject to Section 13 of the Plan, in the event of a Change in Control or the occurrence of an event in accordance with the last sentence of the previous subsection (any of such events is herein referred to as a “Terminating Event”), the Committee will determine whether a provision will be made in connection with the Terminating Event for an appropriate assumption of the SSARs by, or substitution of appropriate new stock appreciation rights covering stock of, a successor corporation employing Employee or stock of an affiliate of such successor employer corporation. If the Committee determines that such an appropriate assumption or substitution will be made, the Committee will give notice of the determination to Employee and the terms of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the SSARs (or to stock appreciation rights issued in substitution therefor), (ii) to the SSAR base price, and (iii) to the terms and conditions of the SSARs, will be binding upon Employee. If the Committee determines that no assumption or substitution will be made, the Committee will give notice of this determination to Employee, whereupon Employee will have the right for a period of 30 days following the notice to exercise in full or in part the unexercised and unexpired SSARs, which will become exercisable as specified in Section 2.1(c) above. Upon the expiration of this 30-day period, the SSARs will expire to the extent not earlier exercised.

(c) The Committee will exercise its discretion in connection with the determinations under this Section 2.4 in good faith and in a uniform and nondiscriminatory manner with respect to all participants under the Plan.

3. EXERCISE OF SSARs

3.1 Partial Exercise. Any exercisable portion of the SSARs or all of the SSARs, if then exercisable in full, may be exercised in whole or in part at any time prior to the time when the SSARs or portion thereof become unexercisable under Section 2.3.

3.2 Manner of Exercise. The SSARs, or any exercisable portion thereof, may be exercised solely by delivery to Corporation’s Secretary or his office of all of the following prior to the time when the SSARs or such portion become unexercisable under Section 2.3:

(a) A written notice complying with the applicable rules established by the Committee stating that the SSARs, or a portion thereof, are being exercised. The notice must be signed by Employee or other person then entitled to exercise the SSARs.

(b) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by Employee or other person then entitled to exercise such SSARs or portion as the Committee in its discretion, determines is necessary or appropriate to effect compliance with the Securities Act of 1933 and any other federal or state securities laws or regulations.

(c) In the event the SSARs or portion are exercised pursuant to Section 4.1 by any person or persons other than Employee, appropriate proof of the right of such person or persons to exercise the SSARs.

3.3 Settlement of SSARs. Upon exercise of all or a portion of the SSARs after the SSARs have become exercisable, Corporation will calculate the SSAR Spread, the Tax Offset Amount, and the Net SSAR Value and will convert the Net SSAR Value into a whole number of SSAR Settlement Shares based on the Fair Market Value of a Share on the exercise date, with any remaining portion of the Net SSAR Value (representing the value of a fractional Share) credited as additional federal income tax withholding for the Employee’s benefit. Within 10 days following the exercise date, Corporation will cause a stock certificate for the SSAR Settlement Shares to be delivered to Employee. For purposes of this Section 3.3, the following terms will have the meanings shown below:

(a) Net SSAR Value means, for each exercise of all or a portion of the SSARs, (a) the product of the SSAR Spread multiplied by the number of SSAR Shares as to which the SSARs are exercised, less (b) the Tax Offset Amount for such exercise.

(b) SSAR Settlement Shares means, for each exercise of all or a portion of the SSARs, the number of Shares equal to the Net SSAR Value divided by the Fair Market Value of a Share on the exercise date (rounded down to the nearest number of whole Shares).

(c) SSAR Spread means the excess of the Fair Market Value of a Share on the exercise date of the SSARs over the Base Price.

(d) Tax Offset Amount means, for each exercise of all or a portion of the SSARs, the aggregate amount of federal, state, and local withholding taxes and Employee’s portion of all applicable payroll taxes attributable to the SSAR Spread upon exercise of the SSARs to be withheld and paid to the appropriate taxing authorities by Corporation.

3.4 Rights as Shareholder. The holder of the SSARs is not, and does not have any of the rights or privileges of, a shareholder of Corporation in respect of any Shares issuable upon the exercise of any of the SSARs unless and until certificates representing such Shares have been issued by Corporation to such holder.

4. OTHER PROVISIONS

4.1 SSARs Not Transferable. Neither the SSARs nor any interest or right therein or part thereof may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such SSARs have been exercised and all restrictions applicable to such Shares have lapsed. Neither the SSARs nor any interest or right in the SSARs will be liable for the debts, contracts or engagements of Employee or his successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.2 Shares to Be Reserved. Corporation will at all times during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

4.3 Notices. Any notice to be given under the terms of this Agreement to Corporation must be addressed to Corporation in care of its Secretary, and any notice to be given to Employee will be addressed to him at the address given beneath his signature. By a notice given pursuant to this Section 4.3, either party may designate a different address for notices to be given. Any notice which is required to be given to Employee will, if Employee is then deceased, be given to Employee’s personal representative if such representative has previously informed Corporation of his status and address by written notice under this Section 4.3. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as pursuant to this Section, and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.4 Titles. Titles are provided in this Agreement for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Construction. This Agreement will be administered, interpreted and enforced under the internal laws of the State of Oregon without regard to conflicts of laws thereof.

4.6 Conformity to Securities Laws. Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 144 under the Securities Act of 1933 and Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan will be administered, and the SSARs are granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7 Definition of Terms. All capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Plan.

RENTRAK CORPORATION

By	/s/ Paul A. Rosenbaum
Chairman of the Board

/s/ William P. Livek
William P. Livek

Address:

1519 SE 2nd Street

Fort Lauderdale, Florida 33301

Employee’s Taxpayer Identification Number: